                                                                    EXHIBIT 99.1


                              [LETTERHEAD OF AMD]


NEWS RELEASE

                                                                       CONTACTS:
                                                                     Scott Allen
                                                                Public Relations
                                                                  (408) 749-3311

                                                                  John Greenagel
                                                        Corporate Communications
                                                                  (408) 749-3310

                                                                    Toni Beckham
                                                              Investor Relations



                       AMD REPORTS FOURTH QUARTER RESULTS

   --AMD earns $65 million, or $0.43 per share, on record quarterly revenue--



     SUNNYVALE, CA -- January 19, 2000 -- Led by strong seasonal consumer demand for personal computers, AMD today reported record sales of $968,710,000 and net income of $65,080,000 in the quarter ended December 26, 1999. Net income amounted to $0.43 per diluted share. The company reported strong growth in the just-completed quarter and continuing strong demand in all of its product groups
- the Computation Products Group, the Memory Group, and the Communications
Group.

     Sales grew by 46 percent from the immediate-prior quarter, and by 23 percent from the like period of 1998. In the immediate-prior quarter, AMD reported sales of $662,192,000 and a net loss of $105,545,000, or $0.72 per share. In the fourth quarter of 1998, AMD reported sales $788,820,000, which resulted in net income of $22,321,000, or $0.15 per diluted share.

                                     -more-

     At $2,857,604,000, AMD sales for 1999 grew by 12 percent and reached a record high for the company. For 1999, AMD reported a net loss of $88,936,000, or $0.60 per share. Results for 1999 include a one-time after-tax gain of $259,236,000 from the sale of Vantis Corporation, the company's programmable logic products subsidiary that was sold during the second quarter of 1999. Sales for AMD continuing product groups - the Computation Products Group, Communications Group, and Memory Group - grew by 17 percent over 1998. In 1998, AMD reported sales of $2,542,141,000, and a net loss of $103,960,000, or $0.72 per share.

     "AMD had an outstanding quarter as all of our product groups reported significant growth in sales from the immediate-prior quarter," said W.J. Sanders III, chairman and chief executive officer. "Our results reflected both the seasonal boost in already-robust semiconductor demand and the successful achievement of our aggressive goals for the AMD Athlon(TM) processor. Sales growth of AMD Athlon processors alone contributed more than half of our greater than $300 million sequential sales growth. Seasonal strength in the PC market also enabled us to grow sales sequentially from our AMD-K6(R) processor family on near-record unit volumes. Total PC processor unit shipments grew by 35 percent to more than 6 million units, a new record. Processor sales grew by 67 percent from the immediate-prior quarter and by 1 percent over the previous record in the comparable period of 1998.


     "AMD Athlon processor unit sales surpassed our goal of 800,000 units for the quarter and enabled us to achieve our target of cumulative unit shipments of one million for the year.

     "AMD continues to execute well to its processor roadmap," Sanders said. "We accelerated our planned introduction of higher-speed AMD Athlon processors, with 750-megahertz (MHz) devices in the fourth quarter and an 800-MHz version on January 6. Our transition to 180-nanometer (0.18-micron) technology is progressing smoothly. Eighty percent of our wafer output for AMD Athlon processors is currently on 180-nanometer technology, and our wafer output of AMD Athlon processors will be 100 percent on 180-nanometer technology in February."

                                     -more-

     The company stated that strong demand for AMD high-density, low-power Flash memory devices, driven primarily by cellular telephone applications, resulted in record sales of $275 million for the Memory Group. Sales increased by 33 percent over the immediate-prior quarter's sales of $206 million, and more than doubled from the like period of 1998 when sales were $132 million. Demand for AMD flash memory products continues to exceed capacity.

     The Communications Group also benefited from strong demand, as it achieved 34 percent sequential sales growth over the immediate-prior quarter, and 48 percent sales growth over the like period of 1998. Communications Group sales reached $94 million in the fourth quarter compared to $70 million in the third quarter, and $63 million in the fourth quarter of 1998.

     In the aggregate, the book-to-bill ratio was significantly over 1:1 in the fourth quarter.

     "Our ability to return to solid profitability on substantial growth from all of our product groups is directly attributable to the exemplary performance of the worldwide AMD team. Particularly noteworthy in the quarter was the attainment of record unit market share/1/ in PC processors in the era of AMD proprietary designs highlighted by the award-winning/2/ AMD Athlon processor," Sanders concluded.

Current Outlook

     The company's outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially.

     The company currently projects sales in the first quarter to be flat to slightly down, reflecting an anticipated seasonal slowdown in the retail sector of the personal computer market following an exceptionally strong fourth quarter in the sector. The company's current overall outlook is based on the following projections for its major product lines:

                                     -more-

________________
/1/ According to Mercury Research as reported in the Wall Street Journal on January 14, 2000.

/2/  A list of the awards won by the AMD Athlon processor is attached.

     Based on the normal seasonal patterns of personal computer demand, the company expects its overall PC processor unit shipments will grow substantially from the comparable period of 1999, but will decline modestly from the record level of the fourth quarter. Unit shipments of AMD Athlon processors are expected to increase, resulting in a richer mix and higher blended average selling price for PC processors. For the year, the company anticipates continued growth in personal computer sales and in the PC processors that power them, with the distribution of unit demand skewed to the second half of the year as usual.

     Communication Group sales are projected to grow by 50 percent compared to the first quarter of 1999 and by a mid-single-digit percentage sequentially. Demand remains strong.

     AMD projects that Memory Group sales will more than double compared to the first quarter of 1999 and will grow by 10 percent sequentially. Demand is expected to continue to exceed supply.

     With the Semiconductor Industry Association and others forecasting worldwide industry growth in the range of 20 to 25 percent in 2000, the company believes that it is positioned to grow faster than the industry.

AMD Teleconference

     AMD will hold a teleconference for the financial community at 2:30 PM Pacific Standard Time today to discuss fourth-quarter and full-year financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at http://www.amd.com. The webcast
                                               ------------------
will be available for two weeks after the teleconference.

     AMD will also provide a telephone recording of the teleconference, which will be available at approximately 4:30 PM PST today. Interested persons may listen to the playback of the teleconference by calling the following toll-free number: 1-800-633-8284 and entering the code number 13853993.

                                     -more-

Cautionary Statement

     This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally preceded by words such as "plans," "expects," "believes," "anticipates" or "intends." Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations. Forward-looking statements in this release involve the risk that demand for AMD's products will not continue at current or greater levels; that the company will not be able to produce the AMD Athlon(TM) processor using 0.18 micron process technology in the volume, speed mix or with the feature set necessary to meet customer requirements and the company's goals; that Intel Corporation pricing, marketing programs or other activities targeting the company's microprocessor business will prevent achievement of the company's current processor sales plans; that third parties may not provide timely or adequate infrastructure solutions to support the AMD Athlon(TM) processor; and that the company will not be able to grow demand for its PC processors sufficient to utilize fully its processor production capacity. We urge investors to review in detail the risks and uncertainties in the company's Securities and Exchange Commission filings, including but not limited to the report on Form 10-Q for the quarter ended September 26, 1999.

About AMD

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets. AMD produces microprocessors, flash memories, and integrated circuits for communications and networking applications. Founded in 1969 and based in Sunnyvale, California, AMD had revenues of $2.9 billion in 1999. (NYSE: AMD).

                                     --30--

Visit AMD on the Web: Additional press releases and information about AMD and its products are available at www.amd.com
                              -----------

AMD, the AMD logo, AMD Athlon and combinations thereof are trademarks, and the AMD-K6 is a registered trademarks of Advanced Micro Devices, Inc.

AMD Athlon Processor Awards

Analyst's Choice Award - Best PC Processor, Microprocessor Report, January 2000; Technical Excellence - Best Component (Hardware Category), PC Magazine, November 1999; CPU of the Year, Maximum PC, December 1999; Best Product of 1999 (Hardware), Windows NT Systems, January 2000; All-Star Award, Cadalyst, December 1999; Wired for 3D Editors' Choice, 3D Magazine, January 2000; Attaboy Award - Product of the Year, Houston Chronicle, December 1999; Technical Excellence - Best Component (Hardware Category), PC Magazine en Espanol, December 1999; Best Overall Product of the Year, PC Magazine (UK), December 1999; Best System Design
- Processor, PC Magazine (UK), December 1999; Product of the Year, PC Expert (France), January 2000; Technical Excellence - Hardware and Component Category, PC Expert (France), January 2000; Year 2000 Star Product (New Technology Category), Info PC (France), January 2000; Overall Product of the Year, Info PC (France), January 2000; Editors' Choice, Generation PC (France), January 2000; Product of the Year, PC Compatibles (France), December 1999; Product of the Year
- Processor, PC Direct (France), January 2000; Product of the Year 2000, PC Achat (France), January 2000; Product of the Year, PC World (Denmark), December 1999; Product of the Year, PC World (Norway), December 1999; Best CPU for Desktops, PC World Komputer (Poland), December 1999; Technology Product of the Year, PC Kurier (Poland), January 2000; Millennium Award, Personal Computer Magazine (The Netherlands), January 2000; Best of Comdex (Israel), December 1999; and Best of World PC Expo 99 (Japan), Nikkei BYTE/Nikkei WinPC Magazine, September 1999.

AMD Athlon Processor-based Awards

State-of-the-Art Desktop PC: Compaq Presario 5861, PC Computing, November 1999; Editors' Choice Award (Desktop PCs): TCE K7-600, Computer Reseller News, September 1999; #1 Midrange PC: Micro Express's MicroFlex-550B, PC World, January 2000; Best Hardware of 1999: Polywell Poly 800K7-700, CNET.com, December 1999; System of the Year: Cybermax Enthusiast AP6 650 MHz Athlon, Maximum PC, December 1999; Attaboy Award - Best Consumer PC: Compaq Presario 5900Z, Houston Chronicle, December 1999; Cadalyst Labs 5-Star (out of a possible 5 stars) Highly Recommended Workstation: Polywell 800K7-6501 (with an AMD Athlon 650 MHz processor), Sys Performance 600A (AMD Athlon 600 MHz processor), and XI Computer 650K MTower SP (AMD Athlon 650 MHz processor); and Ultimate Game Machine (co-winner): Falcon Northwest Computers, Computer Gaming World, December 1999.

Advanced Micro Devices, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS *
(Thousands except per share amounts)

                                                       Quarter Ended
                                                        (Unaudited)                          Year Ended
---------------------------------------------------------------------------------------------------------------
                                          Dec. 26,       Sept. 26,      Dec. 27,      Dec. 26,      Dec. 27,
                                           1999           1999            1998         1999           1998
---------------------------------------------------------------------------------------------------------------
Net sales ..........................  $   968,710    $   662,192    $   788,820     $ 2,857,604    $ 2,542,141

Cost of sales ......................      581,545        474,119        481,987       1,964,434      1,718,703
Research and development ...........      150,936        157,626        156,459         635,786        567,402
Marketing, general and
    administrative .................      158,803        129,437        120,498         540,070        419,678
Restructuring and other
    special charges ................        5,700           --             --            38,230           --
---------------------------------------------------------------------------------------------------------------
                                          896,984        761,182        758,944       3,178,520      2,705,783
---------------------------------------------------------------------------------------------------------------
Operating income (loss) ............       71,726        (98,990)        29,876        (320,916)      (163,642)

Gain on sale of Vantis .............         --             --             --           432,059           --
Litigation settlement ..............         --             --             --              --          (11,500)
Interest income and other, net .....        6,958          6,757         10,037          31,735         34,207
Interest expense ...................      (12,370)       (18,033)       (15,177)        (69,253)       (66,494)
---------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes
    and equity in joint venture ....       66,314       (110,266)        24,736          73,625       (207,429)

Provision (benefit) for income taxes         --             --             (136)        167,350        (91,878)
---------------------------------------------------------------------------------------------------------------
Income (loss) before equity
    in joint venture ...............       66,314       (110,266)        24,872         (93,725)      (115,551)

Equity in net income (loss) of
    joint venture ..................       (1,234)         4,721         (2,551)          4,789         11,591
---------------------------------------------------------------------------------------------------------------
Net income (loss) ..................  $    65,080    $  (105,545)        22,321     $   (88,936)   $  (103,960)
---------------------------------------------------------------------------------------------------------------
Net income (loss) per common share
  - Basic ..........................  $      0.44    $     (0.72)   $      0.15     $     (0.60)         (0.72)
  - Diluted ........................  $      0.43    $     (0.72)   $      0.15     $     (0.60)         (0.72)
---------------------------------------------------------------------------------------------------------------
Shares used in per share
    calculation
  - Basic ..........................      148,029        147,388        144,926        147,068        143,668
  - Diluted ........................      152,750        147,388        149,949        147,068        143,668
---------------------------------------------------------------------------------------------------------------


* Amounts for the year ended December 26, 1999 are unaudited. Amounts for the year ended December 27, 1998 are derived from the December 27, 1998 audited financial statements.

Advanced Micro Devices, Inc.
CONSOLIDATED BALANCE SHEETS*
(Thousands)

                                                                 Dec. 26,          Dec. 27,
                                                                   1999              1998
-------------------------------------------------------------------------------------------
Assets

Current assets:
      Cash, cash equivalents and short-term investments          $ 596,511        $ 697,025
      Accounts receivable, net                                     429,809          415,557
      Inventories                                                  198,213          175,075
      Deferred income taxes                                         55,956          205,959
      Prepaid expenses and other current assets                    129,389           68,411
-------------------------------------------------------------------------------------------
              Total current assets                               1,409,878        1,562,027

Property, plant and equipment, net                               2,523,236        2,268,468
Investment in joint venture                                        273,608          236,820
Other assets                                                       170,976          185,653
-------------------------------------------------------------------------------------------
                                                               $ 4,377,698      $ 4,252,968
===========================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
      Notes payable to banks                                           $ -          $ 6,017
      Accounts payable                                             387,193          333,975
      Accrued compensation and benefits                             91,900           80,334
      Accrued liabilities                                          273,689          168,280
      Income tax payable                                            17,327           22,026
      Deferred income on shipments to distributors                  92,917           84,523
      Current portion of long-term debt, capital
        lease obligations and other                                 47,626          145,564
-------------------------------------------------------------------------------------------
              Total current liabilities                            910,652          840,719

Deferred income taxes                                               60,491           34,784
Long-term debt, capital lease obligations and other,
  less current portion                                           1,427,282        1,372,416

Stockholders' equity:
      Capital stock:
          Common stock, par value                                    1,496            1,465
      Capital in excess of par value                             1,121,956        1,071,591
      Retained earnings                                            873,235          962,171
      Accumulated other comprehensive loss                         (17,414)         (30,178)
-------------------------------------------------------------------------------------------
              Total stockholders' equity                         1,979,273        2,005,049
-------------------------------------------------------------------------------------------
                                                               $ 4,377,698      $ 4,252,968
===========================================================================================

* Amounts as of December 26, 1999 are unaudited. Amounts as of December 27, 1998 are derived from the December 27, 1998 audited financial statements.

  Advanced Micro Devices, Inc.                                              INFORMATION ONLY
  --------------------------------------------------------------------------------------------------------------------------------
  NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS*
  (Includes Pre-Tax FASL Investment Equity Loss (Income) in Operating Income (Loss))
  --------------------------------------------------------------------------------------------------------------------------------
  (Thousands except per share amounts)

                                                       Quarter Ended                      Year Ended
                                                        (Unaudited)                       (Unaudited)
---------------------------------------------------------------------------------------------------------------
                                         Dec. 26,       Sept. 26,    Dec. 27,         Dec. 26,        Dec. 27,
                                           1999           1999         1998             1999           1998
---------------------------------------------------------------------------------------------------------------
  Net sales ........................   $   968,710    $   662,192    $   788,820    $ 2,857,604    $ 2,542,141

  Cost of sales ....................       581,545        474,119        481,987      1,964,434      1,718,703
  Loss(Income) from equity
     investment in FASL ............         2,117         (8,098)         4,814         (8,215)       (23,077)
  Research and development .........       150,936        157,626        156,459        635,786        567,402
  Marketing, general and
     administrative ................       158,803        129,437        120,498        540,070        419,678
  Restructuring and other
     special charges ...............         5,700           --             --           38,230           --
---------------------------------------------------------------------------------------------------------------
                                           899,101        753,084        763,758      3,170,305      2,682,706
---------------------------------------------------------------------------------------------------------------
  Operating income (loss) ..........        69,609        (90,892)        25,062       (312,701)      (140,565)

  Gain on sale of Vantis ...........          --             --             --          432,059           --
  Litigation settlement ............          --             --             --             --          (11,500)
  Interest income and other, net ...         6,958          6,757         10,037         31,735         34,207
  Interest expense .................       (12,370)       (18,033)       (15,177        (69,253)       (66,494))
---------------------------------------------------------------------------------------------------------------
  Income (loss) before income taxes.        64,197       (102,168)        19,922         81,840       (184,352)

  Provision (benefit) for income taxes        --             --             (136        167,350        (91,878))
  Provision for taxes on
     equity income in FASL .........          (883)         3,377         (2,263          3,426         11,486 )
---------------------------------------------------------------------------------------------------------------
  Net income (loss) ................   $    65,080    $  (105,545)   $    22,321    $   (88,936)   $  (103,960)
---------------------------------------------------------------------------------------------------------------
  Net income (loss) per common share
   - Basic .........................   $      0.44    $     (0.72)   $      0.15    $     (0.60)   $     (0.72)
   - Diluted .......................   $      0.43    $     (0.72)   $      0.15    $     (0.60)   $     (0.72)
---------------------------------------------------------------------------------------------------------------
  Shares used in per share
     calculation
   - Basic .........................       148,029        147,388        144,926        147,068        143,668
   - Diluted .......................       152,750        147,388        149,949        147,068        143,668
---------------------------------------------------------------------------------------------------------------

* The above statements of operations are not in accordance with generally accepted accounting principles (GAAP) in that the pre-tax equity income of FASL has been reclassified and included in the determination of operating income (loss). Net income (loss) related net income (loss) per common share amounts are the same as those reported under GAAP.

                                       AMD
                             Selected Corporate Data
                                   (Unaudited)

---------------------------------------------------------------------------------------------------------------
Segment Breakdown                                 Q4         '99            Q3       '99         Q4        '98
-----------------
                                          % of Sales     Revenue    % of Sales   Revenue  % of Sales   Revenue
                                        --------------  ----------  -----------  --------   --------- ----------
----------------------------------------------------------------------------------------------------------------
AMD segment:

       Computation Products Group             60         $577M          55         $368M        69       $546M

       Memory Group                           29          275M          31          206M        17        132M

       Communications Group                    9           94M          11           70M         8         63M

       Other                                   2           23M           3           18M         0           0

Vantis segment:

       Vantis                                  0             0           0             0         6         47M

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Other Data                                     Q4 '99                   Q3 '99                Q4 '98
----------                                     ------                   ------                ------
----------------------------------------------------------------------------------------------------------------
Depreciation and Amortization                   $130M                   $130M                  $125M

Capital Additions                               $126M                    146M                   180M

Headcount                                      13,354                  13,244                 13,597

---------------------------------------------------------------------------------------------------------------
International Sales                              63%                     63%                   60%

Research and Development                        $151M                   $158M                  $156M

EBITDA                                          $202M                    $31M                  $155M
